Exhibit 99.1

Trio Petroleum Corp. (TPET) Announces Strategic Acquisition of Cash Flow positive production in Alberta

Malibu, California, November 4, 2025 – Trio Petroleum Corp (NYSE American: TPET) (“Trio” or the “Company”), a California oil and gas company, today is pleased to announce that its wholly owned Canadian Subsidiary Trio Petroleum Canada, Corp. (the ‘Company’) has acquired a high-value mineral lease covering a quarter section located at NW 7-50-1W4 in Alberta, Canada. This strategic purchase strengthens the company’s production base and underscores its ongoing commitment to expanding shareholder value through high-quality, cash-flow positive resource acquisitions. The acquired quarter section includes four fully equipped producing wells, the Company believes will produce 60 to 70* barrels of oil per day. These wells are supported by modern surface facilities and infrastructure, enabling efficient operations and immediate revenue generation. As part of the transaction, the Company has acquired two fully equipped wellbores — 100/11-7-50-1W4 and 103/12-7-50-1W4 — which will commence production immediately upon completion of license transfers. The remaining two wells, 100/14-7-50-1W4 and 100/13-7-50-1W4, are being held by the Orphan Well Association (OWA) pending a license transfer request to the Alberta Energy Regulator (AER) from the Company when ready to be integrated into its Alberta operations in the coming weeks. Beyond current production, the mineral lease presents multiple re-entry opportunities into existing wellbores, providing a cost-effective pathway to enhance recovery. Additionally, the property hosts several high-potential drilling locations, offering significant long-term development upside and reserve growth.

*recent internal report by Andrew Smith, P.Geol APEGA

Key Highlights of the NW 7-50-1W4 Acquisition

●	Location: Alberta, Canada
●	Mineral Rights: Quarter Section (160 acres)
●	Current Production: 60–70 barrels per day from 4 fully equipped wells
●	Immediate Activity: Two producing wells (100/11-7-50-1W4 and 103/12-7-50-1W4) to begin production upon license transfer
●	Future Integration: Remaining wells (100/14-7-50-1W4 and 100/13-7-50-1W4) held in the OWA pending license transfer request
●	Upside Potential: Multiple re-entry and new drilling opportunities
●	Infrastructure: Surface facilities in place, minimizing capital requirements
●	Strategic Fit: Enhances the Company’s portfolio of sustainable, cash-flow positive energy assets

“This acquisition marks another important milestone as it is the beginning of our expansion plans into Alberta, now that the Company has the ability to operate in the province,” said Robin Ross CEO of Trio Petroleum Corp. “The Company has spent this past summer identifying new opportunities in the Canadian oilpatch which generate immediate cash flow. To date we have identified over 1000 barrels of daily production amongst independents which the Company believes is an obtainable target production for 2026. The NW 7-50-1W4 lease provides both near-term production and exceptional long-term growth potential, fully aligned with our strategy to acquire and develop high-quality producing assets that deliver sustainable returns for our shareholders. With our recent approval by the AER to acquire and hold energy licenses in Alberta, we now intend to grow our business as aggressively as possible. Trio remains focused on disciplined growth, leveraging its technical expertise and strong operational capabilities to pursue opportunities that maximize shareholder value.”

Terms of the Acquisition

The stated purchase price of the mineral lease was $150,000 CDN in cash and $150,000 CDN paid in restricted shares of common stock of Trio, subject to Rule 144. An additional $10,000 was paid to the Receiver.

About Trio Petroleum Corp

Trio Petroleum Corp is an oil and gas exploration and development company in California, Saskatchewan, Alberta and Utah.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this press release of Trio Petroleum Corp (“Trio”) and its representatives and partners that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “on-track”, “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Acts and are subject to the safe harbor created by the Acts. Any statements made in this press release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Trio’s control, that could cause actual results to materially and adversely differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Risk Factors sections of the Trio reports filed with the Securities and Exchange Commission (SEC). Copies of such documents are available on the SEC’s website, www.sec.gov. Trio undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Investor Relations Contact:

Redwood Empire Financial Communications

Michael Bayes

(404) 809 4172

michael@redwoodefc.com